Exhibit 10.3
SECOND AMENDMENT TO LEASE AGREEMENT
     This Second Amendment to the Lease Agreement is made and entered into by and between the Bowling Green-Warren County Industrial Park Authority, Inc., a Kentucky corporation, (“Lessor”); and Stoody Deloro Stellite, Inc., a Delaware corporation, (“Lessee”); and Thermadyne Industries, Inc., a Delaware corporation, and Thermadyne Holdings Corporation, a Delaware corporation, (collectively referred to as “Guarantor”);
     WHEREAS, these parties entered into a lease agreement, dated October, 1990, (“The Lease”) and a First Amendment to Lease, (“The First Amended Lease”); and
     WHEREAS, the parties desire to enter into Second Amendment to Lease all under the terms and provisions hereof;
     WHEREFORE, in consideration of the mutual covenants contained in this Second Amendment to Lease and the mutual benefits derived by the parties and for value received, the legal sufficiency of which is hereby acknowledged, it is agreed as follows:
     1. That the Lease by and between the parties hereto shall be and is hereby amended by changing the third paragraph of Subsection (b) of Article VII to read as follows:
          At the end of each five (5) year period the Base Rent for the next five (5) year period shall be adjusted (up or down) in accordance with the Consumer Price Index (the “CPI”) changes from the first day of the prior five (5) year period to the first day of the current period provided, however, there shall be no adjustment beyond the fourth five (5) year period of the Initial Term.

          Provided, however, that for the first five (5) year renewal term, commencing on July 1, 1996, the Base Rent shall be increased as follows: For year one (1) of the first five (5) year renewal term, the rent shall be increased by ten percent-(10%), to an amount equal to seventy two thousand two hundred thirty nine dollars ($72,239.00) per year; for year two (2) of the first five (5) year renewal term, the rent shall remain at seventy two thousand two hundred thirty nine dollars ($72,239.00) per year; for year three (3) of the first five (5) year renewal term, the rent shall be increased by twelve percent (12%), to an amount equal to seventy three thousand five hundred fifty three dollars ($73,553.00); for year four (4) of the first five (5) year renewal period, the rent shall remain at seventy three thousand five hundred fifty three dollars ($73,553.00); for year five (5) of the first five (5) year renewal term, the rent shall be increased by fifteen and two hundred ninety four thousandths percent (15,294%) to an amount equal to seventy five thousand seven hundred sixteen dollars ($75,716.00).
          This modified Base Rent adjustment scale shall govern only the first five (5) year renewal period. At the end of the first five (5) year renewal period, the rent shall thereafter be adjusted (up or down) in accordance with the Consumer Price Index adjustment as set forth above.
          This modified Base Rent adjustment for the first renewal period is subject to the condition precedent that Lessee shall occupy the premises throughout the entire five (5) year term of the lease agreement. In the event that Lessee should cease manufacturing operations in the building that is the subject of the Lease, notwithstanding that it shall continue to be bound by the Lease and all amendments to such lease, the lease amount shall be adjusted by the full amount of the CPI retroactive from July 1, 1996 which shall be annual rent of seventy five thousand seven hundred sixteen dollars ($75,716.00). Upon ceasing manufacturing operations, the Lessee shall pay as additional rent any and all rent adjustments owing under this provision from July 1, 1996 through and including the then current rent period and continuing thereafter according to the terms of lease including its amendments.
          2. That the Lease by and between the parties hereto shall further and hereby be amended by adding a new Article XXXII to the terms and provisions of the lease to read as follows:
ARTICLE XXXII
DISCLOSURE OF FINANCIAL STATEMENTS
     Lessee hereby covenants and agrees to provide and deliver true and exact copies of its current balance sheets and income statements to the Lessor’s lenders, (as shall be from time to time designated by the Lessor), on a semi-annual basis, based on a calendar year, throughout the entire term of the Lease and all extensions and renewals thereof.
     3. All remaining provisions of the Lease and the First Amended Lease by and between the parties hereto, which are not in conflict herewith, shall remain in full force and effect.
     WITNESS the signatures hereon on the date first below written.

Stoody Deloro Stellite, Inc.
By:	/s/ Stephanie U. Josephson
Vice President, General Counsel and Secretary

STATE OF MISSOURI
COUNTY OF ST. LOUIS
     On the 2nd day of December 1996, before me personally appeared Vice President, General Counsel Stephanie N. Josephson, and Secretary of Stoody Deloro Stellite, Inc. to me known to be the person who executed the foregoing instrument and acknowledged that she executed the same to be the free act and deed of said corporation.

/s/ LANEAR RHODES
NOTARY PUBLIC
My Commission Expires:

LANEAR RHODES Notary Public — Notary Seal STATE OF MISSOURI ST. CHARLES COUNTY MY COMMISSION EXP, MAY 28, 2000